SUREWEST REPORTS FIRST QUARTER 2010 RESULTS

•	56% increase in Broadband adjusted EBITDA and 9% increase in Broadband revenues year-over-year

•	10% increase in Broadband Business revenues and 7% increase in Broadband Residential revenues year-over-year

•	Fourth consecutive quarter of positive free cash flow, which increased by $6.6 million year-over-year to positive $3.1 million

•	Launched new Advanced Digital TV service in Sacramento and expanded video service to 21,300 existing voice and data marketable homes on copper network

•	Debt, net of cash and cash equivalents, declined $30.4 million year-over-year

•	Operating expenses decreased 2% year-over-year due to improved operating efficiencies and ongoing cost reduction efforts

•	Income from continuing operations increased to $527 thousand year-over-year

ROSEVILLE, CA – April 29, 2010 – SureWest Communications (NASDAQ: SURW) today announced operating results for the first quarter ended March 31, 2010.

Steve Oldham, SureWest’s president and chief executive officer, said, “During the first quarter, we launched a significant effort to support future growth. In the Sacramento market, we rolled out our exciting new Advanced Digital TV product, which is powered by Microsoft Mediaroom. After performance and reliability tests delivered glowing returns from our initial customers, we initiated an aggressive sales and marketing campaign mid-quarter that provided very positive results for subscriber and RGU growth during March and April. Our wireless carrier backhaul service sets the stage for future high-margin revenue growth in the business segment, capitalizing on the increasing demand for wireless data. We have secured agreements with two national wireless carriers to provide wireless backhaul over our high-capacity fiber-optic network to nearly 200 towers and we continue discussions to expand this business.

“Over the last several years, our investments in a fiber-to-the-home infrastructure have created a next-generation growth platform, which allows us to reduce network expansion and capital spend, and still create new revenue generating opportunities through increased penetration over our existing networks. Our commercial services offering continues to improve our profile, with increases in Kansas City business revenues of 32% and customer counts of 24% year-over-year.

“Looking forward, we will maintain focus on profitable growth, expense efficiencies and diligent capital management. We expect continued Broadband growth in 2010 and beyond as consumers take advantage of the superior network performance and speed only SureWest can offer. This will generate additional free cash flow and increased EBITDA.”

The following table highlights financial results for continuing operations on a consolidated basis (dollars are in thousands):

	Y-O-Y Comparison
Consolidated	Q1 '10	Q1 '09	Change	%
Broadband Revenue	$42,577	$39,222	$3,355	9%
Telecom Revenue	17,611	21,720	(4,109)	(19)%
Total Revenue	60,188	60,942	(754)	(1)%
EBITDA (adjusted)	19,468	19,493	(25)	0%
Income from Continuing Operations	527	79	448	567%
Capital Expenditure	12,536	18,352	(5,816)	(32)%
Free Cash Flow	3,097	(3,463)	6,560	189%
Net Debt	208,063	238,509	(30,446)	(13)%

	Q-O-Q Comparison
Consolidated	Q4 '09	Change	%
Broadband Revenue	$41,566	$1,011	2%
Telecom Revenue	18,733	(1,122)	(6)%
Total Revenue	60,299	(111)	(0)%
EBITDA (adjusted)	19,585	(117)	(1)%
Income from Continuing Operations	(100)	627	627%
Capital Expenditure	14,967	(2,431)	(16)%
Free Cash Flow	359	2,738	763%
Net Debt	215,556	(7,493)	(4)%
See Non-GAAP measure notes near end of release, and EBITDA, Free Cash Flow and Net Debt reconciliations for detailed adjustments.

Financial Results

Consolidated revenues decreased 1% year-over-year to $60.2 million resulting from 9% Broadband revenue growth offset by Telecom revenue declines of 19%. Adjusted EBITDA, which is adjusted for non-cash pension of $420 thousand and stock compensation of $800 thousand, remained flat year-over-year at $19.5 million as the company continued to recognize cost savings from initiatives such as consolidation of office space and reduced employee counts, which decreased 3% from the prior year to 888 employees. Office space consolidations are expected to save $1.3 million annually beginning in 2011.

Operating expenses, exclusive of depreciation and amortization, decreased 2% year-over-year to $41.9 million primarily due to reductions in labor and labor-related expenses offset by an increase in transport charges associated with commercial business growth and an increase in video license fees due to higher programming rates and new channel additions.

Net income was $527 thousand compared to $2.5 million in the first quarter 2009 due to a $2.5 million gain from the sale of SureWest’s wireless towers in February 2009. Earnings per share from continuing operations was positive $.04 compared to positive $.01 in the first quarter 2009 and zero in the fourth quarter 2009.

Free cash flow, defined as income from continuing operations plus depreciation and amortization less capital expenditures, increased by $6.6 million year-over-year to positive $3.1 million. The increase is due to lower capital expenditures for network expansion. The company continues to focus on increasing sales and free cash flow by growing penetration on its existing inventory of marketable homes. SureWest expects that its capital expenditures and associated free cash flow results will vary quarter-to-quarter based on developing business sales opportunities such as additional data center space and wireless carrier backhaul opportunities.

Cash and cash equivalents slightly decreased sequentially to $7.0 million from $7.5 million. During the quarter, SureWest reduced its outstanding debt by $8 million resulting in $208 million in remaining total debt net of cash and cash equivalents (net debt), and a net debt to adjusted EBITDA ratio of 2.67.

Capital expenditures totaled $12.5 million for the first quarter, a decrease of $5.8 million year-over-year. The company is projecting 2010 capital expenditures of $55 million to $60 million, approximately two-thirds of which is scheduled for residential and business success-based investment. The 2010 capital plan is aimed at obtaining market share through increased subscriber and RGU penetration.

During the quarter, SureWest extended its ability to provide video service to 21,300 existing voice and data homes over its copper network in the Sacramento region. By the end of the second quarter, another 4,000 will be video serviceable. Together with the 22,000 fiber-to-the-home marketable passings in the ILEC, these copper network video upgrades now offer the company an opportunity to provide a superior triple-play bundle to over 50% of its ILEC market.

In late January, SureWest launched the new Advanced Digital TV powered by Microsoft Mediaroom platform throughout the Sacramento market. The company initiated a soft launch to test the product’s performance in the field, and then rolled out an aggressive sales and marketing campaign mid-quarter to very positive results. At quarter-end, over 3,200 Advanced Digital TV video RGUs were added, representing 14% of overall video RGUs in the Sacramento market, with all new video customers receiving the product since its launch. Compared to the previous video platform, monthly recurring revenues for Advanced Digital TV were 12% higher, premium network take rate for channels like HBO, Showtime and Starz was 37% higher and high definition TV take rate was 33% higher. Notably, 71% of all Advanced Digital TV customers subscribed to SureWest’s HD package. New Advanced Digital TV subscribers, including current customer conversions, require a new 12-month agreement.

The expectation is for positive growth in video RGUs in coming quarters and average revenue per user (ARPU) increases as the promotional periods phase out.

Broadband Segment Results

Broadband revenues increased 9% year-over-year and accounted for 71% of the company’s total revenues, compared to 64% in the first quarter 2009, due to the successful long-term strategy of growing Broadband operations to counteract declining Telecom segment revenues.

Broadband Residential:
Broadband Residential revenues increased 7% year-over-year to $31 million due to an 8% growth in ARPU and a 2% increase in RGUs. To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q1 '10 vs. Q1 '09 change
	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	5%	-2%	2%
Video RGUs	-3%	-2%	-2%
Voice RGUs	23%	-4%	9%
Data RGUs	-1%	0%	0%
Total Residential Subscribers	-1%	0%	-1%

	Q1 '10 vs. Q4 '09 change
	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	1%	-1%	0%
Video RGUs	0%	-1%	-1%
Voice RGUs	3%	-2%	1%
Data RGUs	-1%	-1%	-1%
Total Residential Subscribers	-1%	0%	-1%

ARPU for the company’s fiber-to-the-home (FTTH) and hybrid fiber coaxial (HFC) networks increased 4% year-over-year to $117 from $112 as customer demand for higher data speeds, HDTV and DVR services continued to increase. ARPU was also positively impacted by a fourth quarter 2009 video and data price increase that reinforced the company’s ability to maintain growth while targeting customers who value superior service offerings.

Broadband Business:
Broadband Business revenues increased by $985 thousand, or 10%, year-over-year. Customer counts increased 7% year-over-year to 7,200 and ARPU grew 2% from the prior year to $494. Broadband Business growth expectations continue to remain high in both Sacramento and Kansas City. The Kansas City market grew ARPU 5% year-over-year while increasing customer counts by 24%. Following a depressed economic environment in Sacramento during 2009 that caused many businesses to downsize their communications services and some to go out of business altogether, sales contracts and proposals increased greatly during the first quarter 2010 compared to previous quarters and have continued to increase in the beginning of the second quarter. SureWest’s fiber-optic network provides a superior platform for additional revenue opportunities in both regions that include data center and wireless carrier backhaul offerings, as well as new indirect dealer channel partnerships.

Broadband Access:
Broadband Access revenues increased $343 thousand year-over-year to $727 thousand primarily due to one-time cash settlements received for disputed carrier access charges from prior-year periods.

Telecom Segment Results

Operating only in the Sacramento market, Telecom segment revenues declined 19% year-over-year to $17.6 million due to the industry-wide trend of declines in access lines and access revenues. The Telecom segment accounted for just 29% of total revenues compared to 36% in the first quarter 2009. Internal forecasts anticipate the slowing of Telecom declines over the next several years.

Telecom Residential:
Telecom Residential revenues declined 29% year-over-year to $4.9 million resulting from losses in Telecom voice RGUs of 28% year-over-year. The company continues to mitigate Telecom voice line losses through its Broadband VoIP product. Of the 14,000 year-over-year Telecom Residential voice RGU losses, 6,000 (43%) migrated to the SureWest Broadband VoIP service.

Telecom Business:
Telecom Business revenues declined 7% year-over-year to $8.4 million due to a decline in small- and medium-sized business customers, particularly those impacted by California’s depressed real estate industry, and a decrease in services from a few large carriers. These declines are related to the economy, not competition, and are expected to flatten out and begin growing as the Sacramento office market recovers and businesses begin returning.

Telecom Access:Telecom Access revenues decreased $1.5 million year-over-year to $4.2 million primarily due to the scheduled reduction in the California High Cost Fund (CHCF) subsidy of $510 thousand during the quarter and the decline in switched access revenues related to access line loss. The annual CHCF subsidies are scheduled to be $4.1 million in 2010, a decrease from $6.1 million in 2009, and will continue to decline by $2 million annually through 2011.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release; the company has presented non-GAAP financial measures such as adjusted EBITDA, free cash flow and net debt. Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, and all other non-operating income/expenses. Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. Free cash flow is a measure of operating cash flows available for corporate purposes after providing significant fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details of its results and business strategy at 5 p.m. Eastern Time on Thursday, April 29, 2010. Open to the public, a simultaneous live webcast of the call will be available from the company's investor relations Web site at www.surw.com. A telephone replay of the call will be available shortly after completion through Thursday, May 6 by dialing 888.286.8010 and entering pass code 43646592. Visit www.surw.com for updates prior to the call.

About SureWest
SureWest Communications (www.surewest.com) is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, the company expanded into the Kansas City region in February 2008 with the acquisition of Everest Broadband, Inc. and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:
Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	$	%
	March 31, 2010	March 31, 2009	Change	Change
Operating revenues:
Broadband	$42,577	$39,222	$3,355	9%
Telecom	17,611	21,720	(4,109)	-19%
Total operating revenues	60,188	60,942	(754)	-1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	24,918	25,014	(96)	0%
Customer operations and selling	8,209	8,235	(26)	0%
General and administrative	8,813	9,563	(750)	-8%
Depreciation and amortization	15,106	14,810	296	2%
Total operating expenses	57,046	57,622	(576)	-1%

Income from operations	3,142	3,320	(178)	-5%

Other income (expense):
Interest income	18	37	(19)	-51%
Interest expense	(1,643)	(2,310)	667	29%
Other, net	(166)	(84)	(82)	-98%
Total other income (expense), net	(1,791)	(2,357)	566	24%

Income from continuing operations before income taxes	1,351	963	388	40%

Income tax expense	824	884	(60)	-7%

Income from continuing operations	527	79	448	567%

Discontinued operations, net of tax:
Loss from discontinued operations	–	(69)	69	100%
Gain on sale of discontinued operations	–	2,508	(2,508)	-100%
Total discontinued operations	-	2,439	(2,439)	-100%

Net income	$527	$2,518	$(1,991)	-79%

Basic and diluted earnings per common share:
Income from continuing operations	$0.04	$0.01	$0.03
Discontinued operations, net of tax	–	0.17	(0.17)
Net income per basic and diluted common share	$0.04	$0.18	$(0.14)

Shares of common stock used to calculate earnings per share:
Basic and diluted	14,002	14,008	(6)

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	March 31, 2010	December 31, 2009	Change	Change
Operating revenues:
Broadband	$42,577	$41,566	$1,011	2%
Telecom	17,611	18,733	(1,122)	-6%
Total operating revenues	60,188	60,299	(111)	0%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	24,918	24,929	(11)	0%
Customer operations and selling	8,209	8,173	36	0%
General and administrative	8,813	8,749	64	1%
Depreciation and amortization	15,106	15,426	(320)	-2%
Total operating expenses	57,046	57,277	(231)	0%

Income from operations	3,142	3,022	120	4%

Other income (expense):
Interest income	18	22	(4)	-18%
Interest expense	(1,643)	(2,916)	1,273	44%
Other, net	(166)	264	(430)	-163%
Total other income (expense), net	(1,791)	(2,630)	839	32%

Income from continuing operations before income taxes	1,351	392	959	245%

Income tax expense	824	492	332	67%

Income (loss) from continuing operations	527	(100)	627	627%

Discontinued operations, net of tax:
Loss from discontinued operations	–	–	–	–
Gain on sale of discontinued operations	–	–	–	–
Total discontinued operations	–	–	–	–

Net income (loss)	$527	$(100)	$627	627%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$0.04	$-	$0.04
Discontinued operations, net of tax	-	-	-
Net income (loss) per basic and diluted common share	$0.04	$-	$0.04

Shares of common stock used to calculate earnings per share:
Basic and diluted	14,002	13,956	46

SureWest Communications
Unaudited Selected Financial Results
(on a consolidated and a segment basis)
(Amounts in thousands)

	For 2009 Quarters Ended:
Consolidated	March 31	June 30	September 30	December 31
Operating revenues (1)
Residential	$35,713	$36,180	$35,246	$35,845
Business	18,633	18,704	18,705	18,969
Access	6,031	5,351	5,031	4,942
Other	565	695	547	543
Total operating revenues from external customers	60,942	60,930	59,529	60,299

Operating expenses (1)	42,812	42,087	41,653	41,851
Depreciation and amortization	14,810	14,228	15,260	15,426
Income from operations	$3,320	$4,615	$2,616	$3,022

Consolidated	Twelve Months Ended December 31, 2009	Quarter Ended March 31, 2010
Operating revenues (1)
Residential	$142,984	$35,842
Business	75,011	18,988
Access	21,355	4,887
Other	2,350	471
Total operating revenues from external customers	241,700	60,188

Operating expenses (1)	168,403	41,940
Depreciation and amortization	59,724	15,106
Income from operations	$13,573	$3,142

	Year-over-Year		Qtr-over-Qtr
Consolidated	$ chg	%	$ chg	%
Operating revenues (1)
Residential	$129	0%	$(3)	(0)%
Business	355	2%	19	0%
Access	(1,144)	(19)%	(55)	(1)%
Other	(94)	(17)%	(72)	(13)%
Total operating revenues from external customers	(754)	(1)%	(111)	(0)%

Operating expenses (1)	(872)	(2)%	89	0%
Depreciation and amortization	296	2%	(320)	(2)%
Income from operations	$(178)	(5)%	$120	4%

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations

	For 2009 Quarters Ended:
	March 31	June 30	September 30	December 31
Net income (loss) from continuing operations	$79	$899	$(211)	$(100)
Add back: income tax expense	884	616	14	492
Less: other (income)/expense	2,357	3,100	2,813	2,630
Income from operations	3,320	4,615	2,616	3,022
Add (subtract):	-	-	-	-
Depreciation and amortization	14,810	14,228	15,260	15,426
Non-cash pension (income)/expense	755	552	642	642
Non-cash stock compensation expense	608	464	443	495
Adjusted EBITDA (2)	$19,493	$19,859	$18,961	$19,585

Other data:
Total debt	$240,187	$236,685	$226,683	$223,045

	Twelve Months Ended December 31, 2009	Quarter Ended March 31, 2010
Net income (loss) from continuing operations	$667	$527
Add back: income tax expense	2,006	824
Less: other (income)/expense	10,900	1,791
Income from operations	13,573	3,142
Add (subtract):
Depreciation and amortization	59,724	15,106
Non-cash pension (income)/expense	2,591	420
Non-cash stock compensation expense	2,010	800
Adjusted EBITDA (2)	$77,898	$19,468

Other data:
Total debt	n/a	$215,045

	Year-over-Year		Qtr-over-Qtr
	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$448	567%	$627	627%
Add back: income tax expense	(60)	(7)%	332	67%
Less: other (income)/expense	(566)	(24)%	(839)	(32)%
Income from operations	(178)	(5)%	120	4%
Add (subtract):
Depreciation and amortization	296	2%	(320)	(2)%
Non-cash pension (income)/expense	(335)	(44)%	(222)	(35)%
Non-cash stock compensation expense	192	32%	305	62%
Adjusted EBITDA (2)	$(25)	(0)%	$(117)	(1)%

Other data:
Total debt	$(25,142)	(10)%	$(8,000)	(4)%

	For 2009 Quarters Ended:
Broadband	March 31	June 30	September 30	December 31
Data	$10,763	$11,184	$11,236	$11,878
Video	11,689	11,995	11,711	12,127
Voice	6,399	6,594	6,442	6,462
Total residential revenues	28,851	29,773	29,389	30,467
Business	9,585	9,615	10,018	10,336
Access	384	398	427	419
Other	402	473	341	344
Total operating revenues from external customers	39,222	40,259	40,175	41,566
Intersegment revenues	91	94	93	160
Total operating revenues	39,313	40,353	40,268	41,726

Operating expenses without depreciation	34,695	34,294	34,615	34,247
Depreciation and amortization	11,620	11,283	12,199	12,257
Loss from operations	$(7,002)	$(5,224)	$(6,546)	$(4,778)

Broadband	Twelve Months Ended December 31, 2009	Quarter Ended March 31, 2010
Data	$45,061	$12,248
Video	47,522	12,219
Voice	25,897	6,507
Total residential revenues	118,480	30,974
Business	39,554	10,570
Access	1,628	727
Other	1,560	306
Total operating revenues from external customers	161,222	42,577
Intersegment revenues	438	168
Total operating revenues	161,660	42,745

Operating expenses without depreciation	137,851	35,137
Depreciation and amortization	47,359	12,180
Loss from operations	$(23,550)	$(4,572)

	Year-over-Year		Qtr-over-Qtr
Broadband	$ chg	%	$ chg	%
Data	$1,485	14%	$370	3%
Video	530	5%	92	1%
Voice	108	2%	45	1%
Total residential revenues	2,123	7%	507	2%
Business	985	10%	234	2%
Access	343	89%	308	74%
Other	(96)	(24)%	(38)	(11)%
Total operating revenues from external customers	3,355	9%	1,011	2%
Intersegment revenues	77	85%	8	5%
Total operating revenues	3,432	9%	1,019	2%

Operating expenses without depreciation	442	1%	890	3%
Depreciation and amortization	560	5%	(77)	(1)%
Loss from operations	$2,430	35%	$206	4%

Broadband Reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations

	For 2009 Quarters Ended:
	March 31	June 30	September 30	December 31
Loss from continuing operations	$(5,398)	$(4,884)	$(5,619)	$(4,881)
Add back: income tax benefits	(3,656)	(3,312)	(3,810)	(2,675)
Less: other (income)/expense	2,052	2,972	2,883	2,778
Loss from operations	(7,002)	(5,224)	(6,546)	(4,778)
Add (subtract):
Depreciation and amortization	11,620	11,283	12,199	12,257
Non-cash pension (income)/expense	327	56	197	199
Non-cash stock compensation expense	304	231	221	246
Adjusted EBITDA (2)	$5,249	$6,346	$6,071	$7,924

	Twelve Months Ended December 31, 2009	Quarter Ended March 31, 2010
Loss from continuing operations	$(20,782)	$(3,720)
Add back: income tax benefits	(13,453)	(2,504)
Less: other (income)/expense	10,685	1,652
Loss from operations	(23,550)	(4,572)
Add (subtract):
Depreciation and amortization	47,359	12,180
Non-cash pension (income)/expense	779	205
Non-cash stock compensation expense	1,002	386
Adjusted EBITDA (2)	$25,590	$8,199

	Year-over-Year		Qtr-over-Qtr
	$ chg	%	$ chg	%
Loss from continuing operations	$1,678	31%	$1,161	24%
Add back: income tax benefits	1,152	32%	171	6%
Less: other (income)/expense	(400)	(19)%	(1,126)	(41)%
Loss from operations	2,430	35%	206	4%
Add (subtract):
Depreciation and amortization	560	5%	(77)	(1)%
Non-cash pension (income)/expense	(122)	(37)%	6	3%
Non-cash stock compensation expense	82	27%	140	57%
Adjusted EBITDA (2)	$2,950	56%	$275	3%

	For 2009 Quarters Ended:
Telecom	March 31	June 30	September 30	December 31
Residential	$6,862	$6,407	$5,857	$5,378
Business	9,048	9,089	8,687	8,633
Access	5,647	4,953	4,604	4,523
Other	163	222	206	199
Total operating revenues from external customers	21,720	20,671	19,354	18,733
Intersegment revenues	4,874	4,981	5,043	4,999
Total operating revenues	26,594	25,652	24,397	23,732

Operating expenses without depreciation	13,082	12,868	12,174	12,763
Depreciation and amortization	3,190	2,945	3,061	3,169
Income from operations	$10,322	$9,839	$9,162	$7,800

Telecom	Twelve Months Ended December 31, 2009	Quarter Ended March 31, 2010
Residential	$24,504	$4,868
Business	35,457	8,418
Access	19,727	4,160
Other	790	165
Total operating revenues from external customers	80,478	17,611
Intersegment revenues	19,897	4,919
Total operating revenues	100,375	22,530

Operating expenses without depreciation	50,887	11,890
Depreciation and amortization	12,365	2,926
Income from operations	$37,123	$7,714

	Year-over-Year		Qtr-over-Qtr
Telecom	$ chg	%	$ chg	%
Residential	$(1,994)	(29)%	$(510)	(9)%
Business	(630)	(7)%	(215)	(2)%
Access	(1,487)	(26)%	(363)	(8)%
Other	2	1%	(34)	(17)%
Total operating revenues from external customers	(4,109)	(19)%	(1,122)	(6)%
Intersegment revenues	45	1%	(80)	(2)%
Total operating revenues	(4,064)	(15)%	(1,202)	(5)%

Operating expenses without depreciation	(1,192)	(9)%	(873)	(7)%
Depreciation and amortization	(264)	(8)%	(243)	(8)%
Income from operations	$(2,608)	(25)%	$(86)	(1)%

Telecom Reconciliation of Adjusted EBITDA to Net Income from Continuing Operations

	For 2009 Quarters Ended:
	March 31	June 30	September 30	December 31
Net income from continuing operations	$5,477	$5,783	$5,408	$4,781
Add back: income tax expense	4,540	3,928	3,824	3,167
Less: other (income)/expense	305	128	(70)	(148)
Income from operations	10,322	9,839	9,162	7,800
Add (subtract):
Depreciation and amortization	3,190	2,945	3,061	3,169
Non-cash pension (income) / expense	428	496	445	443
Non-cash stock compensation expense	304	233	222	249
Adjusted EBITDA (2)	$14,244	$13,513	$12,890	$11,661

	Twelve Months Ended December 31, 2009	Quarter Ended March 31, 2010
Net income from continuing operations	$21,449	$4,247
Add back: income tax expense	15,459	3,328
Less: other (income)/expense	215	139
Income from operations	37,123	7,714
Add (subtract):
Depreciation and amortization	12,365	2,926
Non-cash pension (income) / expense	1,812	215
Non-cash stock compensation expense	1,008	414
Adjusted EBITDA (2)	$52,308	$11,269

	Year-over-Year		Qtr-over-Qtr
	$ chg	%	$ chg	%
Net income from continuing operations	$(1,230)	(22)%	$(534)	(11)%
Add back: income tax expense	(1,212)	(27)%	161	5%
Less: other (income)/expense	(166)	(54)%	287	194%
Income from operations	(2,608)	(25)%	(86)	(1)%
Add (subtract):
Depreciation and amortization	(264)	(8)%	(243)	(8)%
Non-cash pension (income) / expense	(213)	(50)%	(228)	(51)%
Non-cash stock compensation expense	110	36%	165	66%
Adjusted EBITDA (2)	$(2,975)	(21)%	$(392)	(3)%

(1)     External  customers  only.

(2)     Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses. Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	March 31,	December 31,	$	%
	2010	2009	Variance	Variance
ASSETS
Current assets:
Cash and cash equivalents	$6,982	$7,489	$(507)	(7)%
Short-term investments	601	4,306	(3,705)	(86)%
Accounts receivable, net	18,116	19,734	(1,618)	(8)%
Income tax receivable	2,056	2,221	(165)	(7)%
Prepaid expenses	2,978	3,704	(726)	(20)%
Deferred income taxes	3,561	3,373	188	6%
Other current assets	1,760	1,760	-	0%
Assets held for sale	6,009	6,009	-	0%
Total current assets	42,063	48,596	(6,533)	(13)%

Property, plant and equipment, net	520,243	522,493	(2,250)	(0)%

Intangible and other assets:
Customer relationships, net	3,543	3,847	(304)	(8)%
Goodwill	45,814	45,814	-	0%
Deferred charges and other assets	2,515	2,113	402	19%
	51,872	51,774	98	0%
	$614,178	$622,863	$(8,685)	(1)%
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt
Accounts payable	$15,636	$15,636	$-	0%
Other accrued liabilities	3,161	2,547	614	24%
Advance billings and deferred revenues	16,994	18,315	(1,321)	(7)%
Accrued compensation	8,487	8,580	(93)	(1)%
Total current liabilities	6,766	9,172	(2,406)	(26)%
	51,044	54,250	(3,206)	(6)%

Long-term debt	199,409	207,409	(8,000)	(4)%
Deferred income taxes	55,668	54,856	812	1%
Accrued pension and other post- retirement benefits	32,917	32,451	466	1%
Other liabilities and deferred revenues	4,656	4,714	(58)	(1)%

Commitments and contingencies	–	–	–	–

Shareholders' equity:
Common stock, without par value; 100,000 shares authorized, 14,366 and 14,148 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	147,641	146,844	797	1%
Accumulated other comprehensive loss	(15,303)	(15,280)	(23)	0%
Retained earnings	138,146	137,619	527	0%
Total shareholders' equity	270,484	269,183	1,301	0%
	$614,178	$622,863	$(8,685)	(1)%

SUREWEST COMMUNICATIONS
ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended March 31, 2010
	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(3,720)	$4,247	$527

Add (subtract):

Income taxes (benefit)/expense	(2,504)	3,328	824

Other (income)/expense	1,652	139	1,791

Depreciation and amortization	12,180	2,926	15,106

Non-cash pension (income)/expense	205	215	420

Non-cash stock compensation expense	386	414	800

Adjusted EBITDA (1)	$8,199	$11,269	$19,468

	Quarter Ended December 31, 2009
	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(4,881)	$4,781	$(100)

Add (subtract):

Income taxes (benefit)/expense	(2,675)	3,167	492

Other (income)/expense	2,778	(148)	2,630

Depreciation and amortization	12,257	3,169	15,426

Non-cash pension (income)/expense	199	443	642

Non-cash stock compensation expense	246	249	495

Adjusted EBITDA (1)	$7,924	$11,661	$19,585

	Quarter Ended March 31, 2009
	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(5,398)	$5,477	$79

Add (subtract):

Income taxes (benefit)/expense	(3,656)	4,540	884

Other (income)/expense	2,052	305	2,357

Depreciation and amortization	11,620	3,190	14,810

Non-cash pension (income)/expense	327	428	755

Non-cash stock compensation expense	304	304	608

Adjusted EBITDA (1)	$5,249	$14,244	$19,493

(1) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended
	March 31, 2010	December 31, 2009	March 31, 2009

Income (loss) from continuing operations	$527	$(100)	$79

Add: Depreciation and amortization	15,106	15,426	14,810

Less: Capital expenditures	(12,536)	(14,967)	(18,352)

Free cash flow (2)	$3,097	$359	$(3,463)

SUREWEST COMMUNICATIONS
CONSOLIDATED NET DEBT RATIO FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	March 31, 2010	December 31, 2009	March 31, 2009
Net Debt:
Long-term debt, including current maturities	$215,045	$223,045	$240,187

Less: Cash and cash equivalents	(6,982)	(7,489)	(1,678)

Net debt (3)	$208,063	$215,556	$238,509

Ratio of Net Debt to Adjusted EBITDA:
Net debt	$208,063	$215,556	$238,509

Divided by: Adjusted EBITDA (TTM)	$77,873	$77,898	$74,226

Ratio of net debt to Adjusted EBITDA (4)	2.67	2.77	3.21

(2) Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles.

(3) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents.  Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(4) The ratio of net debt to Adjusted EBITDA is calculated as net debt divided by Adjusted EBITDA based on a trailing twelve month period.  This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS
As of and for the quarter ended

BROADBAND	3/31/2010 [1]	3/31/2009 [1]	Chg	Chg %
Residential
Video
Marketable Homes [2]	261,900	236,500	25,400	11%
RGUs	58,600	60,000	(1,400)	-2%
Penetration [2]	22.4%	24.4%	-2.0%	-8%
ARPU	$69	$65	$4	7%
Voice
Marketable Homes	309,900	308,200	1,700	1%
RGUs	72,100	66,300	5,800	9%
Penetration	23.3%	21.5%	1.8%	8%
ARPU	$30	$33	$(3)	-8%
Data
Marketable Homes	309,900	308,200	1,700	1%
RGUs	97,800	98,100	(300)	0%
Penetration	31.6%	31.8%	-0.3%	-1%
ARPU	$42	$37	$5	14%
Total
RGUs	228,500	224,400	4,100	2%

Subscriber totals
Subscribers [3]	102,000	102,800	(800)	-1%
Penetration	32.9%	33.4%	-0.4%	-1%
ARPU [4]	$101	$94	$7	8%
Triple Play ARPU [5]	$117	$112	$5	4%
Triple Play RGUs per Subscriber [5]	2.56	2.59	(0.03)	-1%
Churn	1.6%	1.4%	0.2%	11%

Business [6]
Customers	7,200	6,700	500	7%
ARPU	$494	$484	$10	2%

TELECOM	3/31/2010 [1]	3/31/2009 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	91,100	90,800	300	0%
RGUs [7]	35,500	49,500	(14,000)	-28%
Cumulative Migration to Broadband Voice [8]	12,900	6,900	6,000	87%
Penetration	39.0%	54.5%	-15.5%	-29%
ARPU	$44	$44	$(0)	0%
Churn [9]	2.3%	2.1%	0.3%	13%

Business [6]
Customers	8,300	9,000	(700)	-8%
ARPU	$334	$332	$2	1%

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	16,200	9,900	6,300	64%
Telecom	35,500	49,500	(14,000)	-28%
Total ILEC Voice RGUs [10]	51,700	59,400	(7,700)	-13%
CLEC Residential Voice RGUs [11]	55,900	56,400	(500)	-1%
TOTAL Residential Voice RGUs [12]	107,600	115,800	(8,200)	-7%

NETWORK METRICS	3/31/2010 [1]	3/31/2009 [1]	Chg	Chg %
Marketable Homes - Fiber	147,700	142,900	4,800	3%
Marketable Homes - HFC	93,000	93,600	(600)	-1%
Marketable Homes - Copper 2-Play	47,900	71,700	(23,800)	-33%
Marketable Homes - Copper 3-Play	21,300	0	21,300	n/a
Total	309,900	308,200	1,700	1%

BROADBAND	12/31/2009 [1]	Chg	Chg %
Residential
Video
Marketable Homes [2]	240,500	21,400	9%
RGUs	59,100	(500)	-1%
Penetration [2]	23.7%	-1.3%	-5%
ARPU	$68	$1	2%
Voice
Marketable Homes	309,700	200	0%
RGUs	71,600	500	1%
Penetration	23.1%	0.1%	1%
ARPU	$30	$0	0%
Data
Marketable Homes	309,700	200	0%
RGUs	98,500	(700)	-1%
Penetration	31.8%	-0.2%	-1%
ARPU	$40	$2	3%
Total
RGUs	229,200	(700)	0%

Subscriber totals
Subscribers [3]	102,600	(600)	-1%
Penetration	33.1%	-0.2%	-1%
ARPU [4]	$99	$2	2%
Triple Play ARPU [5]	$115	$2	2%
Triple Play RGUs per Subscriber [5]	2.57	(0.02)	-1%
Churn	1.5%	0.1%	5%

Business [6]
Customers	7,100	100	1%
ARPU	$492	$2	1%

TELECOM	12/31/2009 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	91,000	100	0%
RGUs [7]	38,500	(3,000)	-8%
Cumulative Migration to Broadband Voice [8]	11,800	1,100	9%
Penetration	42.3%	-3.3%	-8%
ARPU	$45	$(1)	-2%
Churn [9]	2.0%	0.3%	17%

Business [6]
Customers	8,500	(200)	-2%
ARPU	$334	$0	0%

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	16,200	0	0%
Telecom	38,500	(3,000)	-8%
Total ILEC Voice RGUs [10]	54,700	(3,000)	-5%
CLEC Residential Voice RGUs [11]	55,400	500	1%
TOTAL Residential Voice RGUs [12]	110,100	(2,500)	-2%

NETWORK METRICS	12/31/2009 [1]	Chg	Chg %
Marketable Homes - Fiber	147,600	100	0%
Marketable Homes - HFC	92,900	100	0%
Marketable Homes - Copper 2-Play	69,200	(21,300)	-31%
Marketable Homes - Copper 3-Play	0	21,300	n/a
Total	309,700	200	0%

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[2] Marketable Homes -Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13] Telecom access lines include residential and business access lines. For information purposes, access line counts were 88,400 at 3/31/09, 73,200 at 12/31/09, and 69,300 at 3/31/10.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS
As of and for the quarter ended

BROADBAND	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]
Residential
Video
Marketable Homes [2]	236,500	239,800	240,000
RGUs	60,000	59,100	59,200
Penetration [2]	24.4%	23.7%	23.8%
ARPU	$65	$67	$66
Voice
Marketable Homes	308,200	309,300	309,400
RGUs	66,300	68,000	70,300
Penetration	21.5%	22.0%	22.7%
ARPU	$33	$33	$31
Data
Marketable Homes	308,200	309,300	309,400
RGUs	98,100	97,700	97,700
Penetration	31.8%	31.6%	31.6%
ARPU	$37	$38	$38
Total
RGUs	224,400	224,800	227,200

Subscriber totals
Subscribers [3]	102,800	101,800	102,500
Penetration	33.4%	32.9%	33.1%
ARPU [4]	$94	$97	$96
Triple Play ARPU [5]	$112	$115	$112
Triple Play RGUs per Subscriber [5]	2.59	2.58	2.57
Churn	1.4%	1.7%	1.8%

Business [6]
Customers	6,700	6,800	7,000
ARPU	$484	$475	$483

TELECOM	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]
Residential
Voice
Marketable Homes	90,800	90,900	90,900
RGUs [7]	49,500	45,100	41,300
Cumulative Migration to Broadband Voice [8]	6,900	9,000	10,700
Penetration	54.5%	49.6%	45.4%
ARPU	$44	$45	$45
Churn [9]	2.1%	2.3%	2.3%

Business [6]
Customers	9,000	8,900	8,700
ARPU	$332	$339	$329

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	9,900	12,400	14,700
Telecom	49,500	45,100	41,300
Total ILEC Voice RGUs [10]	59,400	57,500	56,000
CLEC Residential Voice RGUs [11]	56,400	55,600	55,600
TOTAL Residential Voice RGUs [12]	115,800	113,100	111,600

NETWORK METRICS	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]
Marketable Homes - Fiber	142,900	146,900	147,100
Marketable Homes - HFC	93,600	92,900	92,900
Marketable Homes - Copper 2-Play	71,700	69,500	69,400
Marketable Homes - Copper 3-Play	0	0	0
Total	308,200	309,300	309,400

ACCESS LINES - Telecom [12]	88,400	82,600	77,600

BROADBAND	12/31/2009 [1]	3/31/2010 [1]
Residential
Video
Marketable Homes [2]	240,500	261,900
RGUs	59,100	58,600
Penetration [2]	23.7%	22.4%
ARPU	$68	$69
Voice
Marketable Homes	309,700	309,900
RGUs	71,600	72,100
Penetration	23.1%	23.3%
ARPU	$30	$30
Data
Marketable Homes	309,700	309,900
RGUs	98,500	97,800
Penetration	31.8%	31.6%
ARPU	$40	$42
Total
RGUs	229,200	228,500

Subscriber totals
Subscribers [3]	102,600	102,000
Penetration	33.1%	32.9%
ARPU [4]	$99	$101
Triple Play ARPU [5]	$115	$117
Triple Play RGUs per Subscriber [5]	2.57	2.56
Churn	1.5%	1.6%

Business [6]
Customers	7,100	7,200
ARPU	$492	$494

TELECOM	12/31/2009 [1]	3/31/2010 [1]
Residential
Voice
Marketable Homes	91,000	91,100
RGUs [7]	38,500	35,500
Cumulative Migration to Broadband Voice [8]	11,800	12,900
Penetration	42.3%	39.0%
ARPU	$45	$44
Churn [9]	2.0%	2.3%

Business [6]
Customers	8,500	8,400
ARPU	$334	$334

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	16,200	17,500
Telecom	38,500	35,500
Total ILEC Voice RGUs [10]	54,700	53,000
CLEC Residential Voice RGUs [11]	55,400	54,600
TOTAL Residential Voice RGUs [12]	110,100	107,600

NETWORK METRICS	12/31/2009 [1]	3/31/2010 [1]
Marketable Homes - Fiber	147,600	147,700
Marketable Homes - HFC	92,900	93,000
Marketable Homes - Copper 2-Play	69,200	47,900
Marketable Homes - Copper 3-Play	0	21,300
Total	309,700	309,900

ACCESS LINES - Telecom [12]	73,200	69,300

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business. Where necessary prior period metric calculations have been revised to conform with current practice. All amounts rounded to the nearest 100s, except percents and dollars.

[2] Marketable Homes -Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber, and RGU per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13] Telecom access lines include residential and business access lines. For information purposes, access line counts were 88,400 at 3/31/09, 73,200 at 12/31/09, and 69,300 at 3/31/10.

CONTACT:  Ron Rogers, Corporate Communications, +1-916-746-3123, r.rogers@surewest.com, or Misty Wells, Investor Relations, +1-916-786-1799, m.wells@surewest.com